UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

Five Greenwich Office Park

Greenwich, Connecticut 06831

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 16, 2013, United Rentals, Inc. (the “Company”) issued a press release reporting its results of operations for the quarter ended June 30, 2013. A copy of the press release is being furnished with this report as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

Certain information concerning our business, financial results and 2013 outlook that the Company expects to use at certain investor meetings and presentations can be accessed currently on the Company’s website, www.ur.com. Such information will be maintained on the Company’s website for at least the period of its use at such meetings and presentations or until superseded by more current information.

The presentation includes certain financial measures — free cash (usage) flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted earnings per share (“adjusted EPS”) — that are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission. Free cash (usage) flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of RSC merger related costs, restructuring charge, stock compensation expense, net, the impact of the fair value mark-up of acquired RSC fleet and the gain on sale of software subsidiary. Adjusted EPS represents EPS plus the sum of the RSC merger related costs, restructuring charge, asset impairment charge, pre-close RSC merger related interest expense, the impact on interest expense related to the fair value adjustment of acquired RSC indebtedness, the impact on depreciation related to acquired RSC fleet and property and equipment, the impact of the fair value mark-up of acquired RSC fleet, RSC merger related intangible asset amortization, the loss on repurchase/redemption of debt securities and retirement of subordinated convertible debentures and the gain on sale of software subsidiary.

The presentation includes reconciliations of these non-GAAP financial measures to their nearest generally accepted accounting principles financial measures. The Company believes that: (i) free cash (usage) flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth; and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of United Rentals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2013

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc.